Exhibit 10.3
Execution Version
PLEDGE AGREEMENT
     This PLEDGE AGREEMENT (this “Agreement”), dated as of May 18, 2011, is among MoneyGram International, Inc., a Delaware corporation (“Holdco”), MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation (the “Borrower”), MoneyGram Payment Systems, Inc., a Delaware corporation (“Payment Systems”), MoneyGram of New York LLC, a Delaware limited liability company (“MGI NY”; Holdco, the Borrower, Payment Systems, MGI NY and each Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit C hereto, are sometimes collectively referred to herein as “Pledgors” and each, individually, as a “Pledgor”), and Bank of America, N.A., as Collateral Agent for the benefit of the Secured Parties (the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Holdco, the Borrower, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the financial institutions so designated on the Commitment Schedule (the “Lenders”) (the same, as it may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the “Credit Agreement”), the Lenders have agreed to make available to the Borrower certain credit facilities on the terms and conditions set forth therein;
     WHEREAS, one or more Pledgors may from time to time on or after the date hereof enter into, or guaranty the obligations of one or more other Pledgors or any of their respective Subsidiaries in connection with, one or more Rate Management Transactions or Cash Management Agreements permitted by the Credit Agreement with a Hedge Bank or a Cash Management Bank, as applicable;
     WHEREAS, each of the Pledgors has benefited or will benefit directly and indirectly from the credit facilities made available pursuant to the Credit Agreement and from the entering into by Pledgors of Rate Management Transactions with Hedge Banks and Cash Management Agreements with Cash Management Banks, and each Pledgor other than the Borrower has entered into that certain Guaranty dated as of the date hereof with respect to the Credit Agreement; and
     WHEREAS, to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make available the credit facilities thereunder and to induce the Lenders and their Affiliates to enter into Rate Management Transactions and Cash Management Agreements, the Pledgors have agreed to enter this Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed thereto in the Credit Agreement. All terms defined in the Uniform Commercial Code, as in effect in the State of New York from time to time (the “UCC”), which are not otherwise defined in this Agreement or in the Credit Agreement are used in this Agreement as defined in the UCC as in effect on the date hereof. In addition, as used herein:
     “Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement (as defined in the Credit Agreement), is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.
     “Event of Default” means a Default (as defined in the Credit Agreement).
     “Excluded Shares” means any Capital Stock of any Foreign Subsidiary in excess of 65% of such Capital Stock of such Foreign Subsidiary.
     “Foreign Issuer” means each of Borrower’s material first-tier Foreign Subsidiaries.
     “Hedge Bank” means any Person that (i) at the time it enters into Rate Management Transaction (as defined in the Credit Agreement) with Holdco or any Holdco Subsidiary, is a Lender or an Affiliate of a Lender and (ii) is a party to the Rate Management Transactions listed on Schedule 1 to the Credit Agreement and specified on such Schedule as a “Hedge Bank” (or any of such Person’s Affiliates), in each case as a party to such Rate Management Transaction.
     “Issuer” means Borrower, each of Borrower’s Material Domestic Subsidiaries (other than Property Bridge) and each Foreign Issuer.
     “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Collateral Agent, the LC Issuer or any indemnified party arising under the Loan Documents, including without limitation all obligations of the Loan Parties under the Guaranty and all joinders and supplements thereto.
     “Pledged Collateral” shall have the meaning ascribed thereto in Section 2 below.
     “Pledged Shares” shall have the meaning ascribed thereto in Section 2 below.
     “Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Pledged Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Entity), (c) all Stock Rights and (d) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Pledged Collateral other than Excluded Assets (as defined in the Security Agreement).
     “Representative” means any Person acting as agent, representative or trustee on behalf of the Collateral Agent from time to time.
     “Required Secured Parties” means (a) prior to the date upon which the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, the Required Lenders (or if so required by Section 8.02 of the Credit Agreement, all the Lenders) and (b) after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, Secured Parties holding in the aggregate at least a majority of the aggregate due and unpaid Secured Hedge Obligations and Secured Cash Management Obligations, as determined by the Collateral Agent in its reasonable discretion.
     “Secured Parties” means, collectively, each Lender, the Hedge Banks, the Cash Management Banks, the LC Issuer, the Administrative Agent, the Collateral Agent and all of their successors and assigns.
     “Secured Obligations” means, collectively, the Obligations, the Secured Cash Management Obligations and the Secured Hedge Obligations.
     “Security Agreement” means that certain Security Agreement dated as of the date hereof among the Collateral Agent, Holdco and certain of its Subsidiaries, as from time to time amended, restated, amended and restated, modified or supplemented.
     “Significant Acquired Subsidiary” means any Subsidiary of Holdco that on the date such Subsidiary is acquired, incorporated or formed (or in respect of a newly incorporated or formed Subsidiary, that acquires assets as part of one or more related transactions immediately thereafter) has total assets that exceed 10% of the consolidated total assets of the Borrower and its Subsidiaries or has total revenues for the most recent 12 month period, if applicable, on a pro forma basis that exceed 10% of the total consolidated revenues for the most recent 12 month period of the Borrower and its Subsidiaries.
     “Stock Rights” means all dividends, instruments or other distributions and any stocks, shares, warrants, options or other securities rights or any other right or property which the Pledgors shall receive or shall become entitled to by way of dividend bonus, redemption, exchange, purchase, substitution, conversion, consolidation, subdivision, preference or otherwise to receive for any reason whatsoever with respect to, in substitution for or in exchange for, any Pledged Shares.
     “Termination Date” means the first date on which (a) the Credit Agreement is terminated, (b) the Obligations (other than contingent indemnification obligations) have been fully and completely performed and indefeasibly satisfied, (c) the Commitments have terminated, (d) each Rate Management Transaction with any Hedge Bank shall have terminated or expired or, with respect to any such Rate Management Transaction with any Hedge Bank that remains in effect, the applicable Loan Party has provided to such

Hedge Bank collateral support of a kind and in an amount that is consistent with prevailing market terms for an exposure comparable to the exposure of such counterparty under such Rate Management Transaction and reasonably acceptable to such Hedge Bank, and (e) all Secured Cash Management Obligations then due and payable have been paid in full.
     Section 2. Pledge.
     (a) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, as of the Effective Date each Pledgor hereby grants, pledges, assigns, hypothecates, transfers, delivers and grants to the Collateral Agent, for the benefit of the Secured Parties, a first Lien on and first security interest in (i) to the extent the same do not constitute Excluded Shares, all of the Capital Stock of the Issuers now owned or hereafter acquired by such Pledgor (collectively, the “Pledged Shares”; when used with respect to any one Pledgor, “Pledged Shares” means the Pledged Shares in which such Pledgor has an interest), (ii) subject to Section 5, any Stock Rights, (iii) the certificates, if any, representing all such Pledged Shares and Stock Rights and (iv) all Proceeds of the collateral described in the preceding clauses (i), (ii) and (iii) (the collateral described in clauses (i) through (iv) of this Section 2 being collectively referred to as the “Pledged Collateral”). Notwithstanding the foregoing, the Pledged Collateral shall not be deemed to include (a) any General Intangibles or other rights arising under contracts, Instruments, licenses, license agreements or other documents, to the extent (and only to the extent) that the grant of a security interest would (i) be prohibited by an enforceable anti-assignment provision of such documents in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party to such contract, Instrument, license, license agreement or other document the right to terminate its obligations thereunder, or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other such right pursuant to this clause (a) shall constitute Pledged Collateral at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified in subclauses (i) through (iii) above and (2) the limitation set forth in this clause (a) above shall not affect, limit, restrict or impair the grant by a Pledgor of a security interest pursuant to this Agreement in any such General Intangible or other such right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC; (b) any property as to which the Collateral Agent and the Borrower reasonably determine (as specified in writing by such Persons) that the costs of obtaining a security interest (or perfecting the same) outweighs the benefit to the Secured Parties of the security afforded thereby; (c) any other assets that require perfection exclusively through control agreements under the applicable UCC; or (d) any direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute any of the items described in clauses (a) through (c) above.
     (b) All of the Pledged Shares now owned by each Pledgor which are presently represented by stock certificates are listed on Exhibit A hereto, which stock certificates, with undated stock powers duly executed in blank by such Pledgor and irrevocable proxies, have previously been or are simultaneously herewith being delivered to the Collateral Agent, for the benefit of the Secured Parties.
     Section 3. Representations and Warranties of Pledgors. Each Pledgor represents and warrants to, and covenants with, the Collateral Agent, for the benefit of the Secured Parties, as follows:
     (a) such Pledgor is the record and beneficial owner of, and has legal title to, the Pledged Shares which are listed on Exhibit A, and such shares are free and clear of all Liens whatsoever, except for Permitted Liens;
     (b) such Pledgor has the power, authority and legal right to execute this Agreement and to pledge the Pledged Shares and any additional Pledged Collateral to the Collateral Agent, for the benefit of the Secured Parties;
     (c) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles;
     (d) there are no outstanding options, warrants or other agreements with respect to the Pledged Shares;
     (e) the Pledged Shares have been duly and validly authorized and issued, and are or will be fully paid and non-assessable. The Pledged Shares listed on Exhibit A constitute the percentage of the issued and outstanding Capital Stock of such class of the Issuers specified on Exhibit A;
     (f) no consent, approval or authorization of or designation or filing with any Governmental Entity on the part of such Pledgor is required in connection with or as a condition to the pledge and security interest granted under this Agreement, or the exercise by the Collateral Agent of the voting and other rights provided for in this Agreement except as may be required in connection with disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally;
     (g) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of (i) any applicable law, rule, regulation, order, judgment, writ, award or decree binding on such Pledgor, (ii) the charter or by-laws or Memorandum of Articles of Association of such Pledgor or any Issuer or of any securities issued by any Issuer or (iii) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which such Pledgor or any Issuer is a party or to which such Pledgor or its assets is bound, and will not result in the creation or imposition of any Lien in any of the assets of such Pledgor or any Issuer except to the extent otherwise permitted by this Agreement or the Credit Agreement and except with respect to clauses (i) or (iii), to the extent, individually or in the aggregate, that such violation, conflict, breach, default or creation or imposition of any Lien could not reasonably be expected to result in a Material Adverse Effect;

     (h) the pledge, assignment and delivery to the Collateral Agent of the Pledged Shares pursuant to this Agreement and the filing of UCC financing statements pursuant to the terms of the Security Agreement create a valid first priority Lien on and a first perfected security interest in the Pledged Shares and the Proceeds thereof, to the extent that such Pledged Shares may be perfected by filing a financing statement under the UCC or by such pledge, assignment and delivery, in favor of the Collateral Agent, for the benefit of the Secured Parties, subject to no prior Lien. Such Pledgor covenants and agrees that it will defend the Collateral Agent’s right, title and security interest in and to the Pledged Shares and the Proceeds thereof against the claims and demands of all persons whomsoever;
     (i) with respect to any certificates delivered to the Collateral Agent representing Pledged Collateral, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the Issuer or otherwise, or, if such certificates are not Securities, such Pledgor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible; and
     (j) none of the Pledged Collateral owned by such Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, except to the extent, individually or in the aggregate, that such issuance or transfer could not reasonably be expected to result in a Material Adverse Effect.
     Section 4. Covenants. If, prior to the Termination Date, any Pledgor shall receive any certificate representing Pledged Shares (including, without limitation, any certificate representing a stock dividend or a stock distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares, or otherwise, such Pledgor agrees to accept the same as the Collateral Agent’s agent and to hold the same in trust for the Collateral Agent, and such Pledgor shall, on the earlier of (A) 30 days after the date written notice thereof has been given to such Pledgor by the Collateral Agent but only with respect to certificates representing Capital Stock of Significant Acquired Subsidiaries and (B) on or before the later of (i) 30 days following such receipt or (ii) the first date required for delivery of financial statements pursuant to Section 6.01(a) or (b) of the Credit Agreement following such receipt (or such longer period as to which the Collateral Agent may agree), or, if an Event of Default has occurred and is continuing, within 30 days following written notice thereof given by the Collateral Agent to such Pledgor, deliver the same forthwith to the Collateral Agent in the exact form received, with the endorsement of such Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by the Collateral Agent, for the benefit of the Secured Parties, subject to the terms hereof, as additional Pledged Collateral. Upon the creation or acquisition by any Pledgor of any Capital Stock in any other Issuer or any additional Pledged Shares of any Issuer, such Pledgor shall, on or before the later of (i) 30 days following such creation or acquisition or (ii) the first date required for delivery of financial statements pursuant to Section 6.01(a) or (b) of the Credit Agreement following such creation or acquisition (or such longer period as to which the Collateral Agent may agree), execute and deliver to the Collateral Agent an Addendum in the form of Exhibit B hereto (an “Addendum”); provided, that with respect to any Foreign Issuer whose Capital Stock is uncertificated, the applicable Pledgor shall, to the extent not prohibited by applicable law, cause to be issued one or more stock certificates representing 65% of the issued Capital Stock of such Foreign Issuer, together with undated instruments of transfer duly executed by such Pledgor to be delivered to the Collateral Agent within such time period. The Collateral Agent, on behalf of the Secured Parties, shall maintain possession and custody of any certificates delivered to it representing the Pledged Shares and any additional Pledged Collateral. Without the prior written consent of the Collateral Agent each Pledgor agrees that it shall not, and not otherwise permit any Issuer, to opt-in to Article 8 of the UCC with respect to any uncertificated Pledged Collateral which will cause such Pledged Collateral to become a “security” within the meaning of Section 8-102 of the UCC.
     Section 5. Administration of Security.
     (a) Each Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below):
          (i) until receipt of notice to the contrary from the Collateral Agent during the continuance of an Event of Default, to vote or consent, or refrain from voting or consenting, with respect to the Pledged Shares; provided however, that no vote or other right shall be exercised or action taken by any Pledgor which would have the effect of materially impairing the rights of the Collateral Agent in respect of such Pledged Collateral; and
          (ii) until receipt of notice to the contrary from the Collateral Agent delivered during the continuance of an Event of Default, to receive cash dividends or other distributions in the ordinary course made in respect of the Pledged Shares, to the extent payment is not prohibited pursuant to the Credit Agreement.
     (b) Upon the occurrence and continuance of an Event of Default, the Collateral Agent may act as each Pledgor’s proxy and attorney-in-fact pursuant to the terms of Section 21 below, subject to the limitations set forth in the last sentence of this clause (b), with respect to its Pledged Collateral, including the right to vote such Pledged Collateral, with full power of substitution to do so, and the right to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings). Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Pledged Collateral on the record books of the issuer thereof) by any person (including the issuer of such Pledged Collateral or any officer or agent thereof), upon the occurrence and continuation of an Event of Default.
     (c) Upon the occurrence and during the continuance of an Event of Default, in the event that any Pledgor, as record and beneficial owner of its Pledged Shares, shall have received or shall have become entitled to receive, any cash dividends or other distributions on account of the Pledged Shares in the ordinary course or pursuant to the recapitalization of the capital of the Issuer thereof or pursuant to the reorganization thereof, such Pledgor shall, at the Collateral Agent’s written request, promptly deliver such cash or other distributions to the Collateral Agent, for the benefit of the Secured Parties, and the Collateral Agent, for the benefit of the Secured Parties, shall be entitled to receive and retain, all such cash or other distributions as additional Pledged Collateral.
     Section 6. Reserved.
     Section 7. Certain Rights of the Collateral Agent. Neither the Collateral Agent nor any of the other Secured Parties shall be liable for failure to collect or realize upon any of the Secured Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall the Collateral Agent or any of the other Secured Parties be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by the Collateral Agent hereunder may, if an Event of Default has occurred and is continuing, be registered in the name of the Collateral Agent or its nominee and the Collateral Agent or its nominee may thereafter (with prompt subsequent, but not prior, notice to the Pledgors) exercise all voting and corporate rights at any meeting with respect to any Issuer and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Issuer or upon the exercise by any Pledgor or the Collateral Agent of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine, all without liability except to account for property actually received by the Collateral Agent.
     Section 8. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including the disposition by merger) and deliver said Pledged Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere upon such terms and conditions as the Collateral Agent may deem commercially reasonable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption by any Secured Party of any credit risk, with the right to the Collateral Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived or released. Each Pledgor agrees that the Collateral Agent need not give more than ten (10) days’ notice (but shall give at least ten (10) days’ notice) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to any Pledgor if such Pledgor has signed after the occurrence and during the continuance of an Event of Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Collateral Agent for the benefit of the Secured Parties in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, the Collateral Agent and the other Secured Parties shall have all the rights and remedies of a secured party under the UCC and under any other applicable law.
     Section 9. Sale of Pledged Shares.
     (a) Each Pledgor recognizes that the Collateral Agent, on behalf of the Secured Parties, may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of any Subsidiary) of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and affected in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale or disposition of any of the Pledged Collateral in order to permit any Pledgor or any Issuer to register such securities for public sale under the Act, or under applicable state securities laws, even if such Pledgor or any Issuer would agree to do so. No Secured Party shall incur any liability as a result of the sale of any such Pledged Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and each Pledgor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if, acting in a commercially reasonable manner, the Collateral Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.
     (b) Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales or dispositions of any portion or all of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at such Pledgor’s expense.
     (c) Each Pledgor agrees to indemnify and hold harmless the Secured Parties, each of their respective successors and assigns, officers, directors, employees, agents and attorneys, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense (limited with respect to legal expenses to the reasonable out-of-pocket fees, disbursements and other charges of one counsel to such indemnified Persons taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction) (collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as any such Indemnified Liability:
          (i) arises out of or is based upon any Pledgors’ untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any of the foregoing or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Collateral prior to the termination of this Agreement unless such untrue statement of material fact was provided by the Collateral Agent specifically for inclusion therein; or
          (ii) arises out of or is based upon any Pledgors’ omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading;
such indemnification to remain operative regardless of any investigation made by or on behalf of the Collateral Agent, any Secured Party or any successor thereof, or any Person in control of any thereof. In connection with a public sale or other distribution, each Pledgor will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each Person who controls any such underwriter (within the meaning of the Act). If and to the extent that the foregoing undertakings in this Section 9(c) may be unenforceable for any reason, each Pledgor agrees to make maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of each Pledgor under this Section 9(c) shall survive any termination of this Agreement.
     Section 10. Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral, and any other cash at the time held by the Collateral Agent under this Agreement, shall, following an Event of Default, be applied in the manner set forth in Section 2.24(b) of the Credit Agreement. Each Pledgor shall remain liable for any deficiency remaining after such application.
     Section 11. Further Assurances. Each Pledgor agrees that at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor will execute and deliver all stock powers, financing statements, proxies and such further documents and do such further reasonable acts and things as the Collateral Agent may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement. Without limiting the foregoing, each Pledgor will take any and all actions reasonably required or requested by the Collateral Agent, from time to time, to cause the Collateral Agent to obtain exclusive control of any Pledged Collateral owned by such Pledgor in a manner reasonably acceptable to the Collateral Agent. For purposes of this Section 11, the Collateral Agent shall have exclusive control of Pledged Collateral if (i) in the case of Pledged Collateral consisting of certificated securities, such Pledgor delivers such certificated securities to the Collateral Agent (with appropriate endorsements (in blank or otherwise) if such certificated securities are in registered form) and (ii) in the case of any other Pledged Collateral, the Collateral Agent has control thereof for all applicable purposes of the UCC.
     Section 12. Limitation on Duty of the Collateral Agent.
     (a) The powers conferred on the Collateral Agent under this Agreement are solely to protect the Collateral Agent’s interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Collateral Agent nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Pledgors for any act or failure to act, except for bad faith, gross negligence, willful misconduct or breach of this Agreement. Without limiting the foregoing, the Collateral Agent and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in their possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent or any Representative, in its individual capacity, accords its own property consisting of the type of Pledged Collateral involved, it being understood and agreed that neither the Collateral Agent nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to protect, preserve or exercise rights against any Person with respect to any Pledged Collateral and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it to the applicable Pledgor.
     (b) Also without limiting the generality of the foregoing, neither the Collateral Agent nor any Representative shall have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting to the Collateral Agent of a security interest therein or assignment thereof or the receipt by the Collateral Agent or any Representative of any payment relating to any contract or license pursuant hereto, nor shall the Collateral Agent or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     Section 13. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
     Section 14. No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Neither the Collateral Agent nor any of the other Secured Parties shall be liable for any failure to collect or realize upon any of the Secured Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall the Collateral Agent or any of the other Secured Parties be under any obligation to take any action whatsoever with regard thereto. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.
     Section 15. Specific Performance. Each Pledgor agrees that a breach of any of the covenants contained in Sections 2(b), 4, 5(c), 9 or 11 hereof will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant referenced above shall be specifically enforceable against such Pledgor in an action for specific performance.
     Section 16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Secured Parties and the respective successors and assigns of the foregoing, provided, that no Pledgor shall assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.
     Section 17. Termination. This Agreement and the Liens granted hereunder shall terminate upon the Termination Date, whereupon each Pledgor shall automatically be released from its obligations hereunder (other than those expressly stated to survive such termination) and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral (including all certificates evidencing the Pledged Collateral in its possession or control) to or on the order of the Pledgors. The Collateral Agent, at the Pledgors’ expense, shall also execute and deliver to the Pledgors upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Pledgors to effect the termination and release of the Liens in favor of the Collateral Agent created hereby.
     Section 18. Possession of Pledged Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral in the physical possession of the Collateral Agent pursuant hereto, neither the Collateral Agent nor any nominee of the Collateral Agent shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to the applicable Pledgor.
     Section 19. Survival of Representations and Warranties. All representations and warranties of each Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.
     Section 20. Expenses. Any taxes (including income taxes) and stamp duties payable or ruled payable by any domestic or foreign Governmental Entity in respect of this Agreement shall be paid by the Pledgors, together with related interest, penalties, fines and expenses, if any. The Pledgors shall reimburse the Collateral Agent promptly following demand for any and all reasonable and documented costs and out-of-pocket expenses (limited with respect to legal expenses to the reasonable fees, disbursements and other charges of one counsel to the Collateral Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction) relating to this Agreement as and to the extent required by Section 9.06(a) of the Credit Agreement. For purposes thereof, costs and expenses relating to the administration, collection, preservation or sale of the Pledged Collateral shall be deemed to be in connection with the administration of the Loan Documents. Any and all costs and expenses incurred by the Pledgors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Pledgors.
     Section 21. Attorney-In-Fact. Until the Termination Date, each Pledgor hereby irrevocably appoints the Collateral Agent as such Pledgor’s attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.
     Section 22. Notices. All notices, demands and requests that any party is required or elects to give to any other party shall be given in accordance with the provisions of Section 13.01 of the Credit Agreement, and if given (i) to the Collateral Agent, shall be given to it at [•] or as otherwise specified by the Collateral Agent in writing, (ii) to a Pledgor other than the Borrower, shall be given to it c/o the Borrower at the address specified in the Credit Agreement and (iii) to the Borrower, shall be given to it at its address specified in the Credit Agreement.
     Section 23. Choice of Law, Submission to Jurisdiction, etc.
     (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
     (b) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in this Section 23. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 25. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Pledgor and the Collateral Agent with (other than in the case of amendments hereof solely for the purpose of adding Pledged Collateral as contemplated hereby) the concurrence or at the direction of the Required Secured Parties. Any such amendment or waiver shall be binding upon the Collateral Agent and each Pledgor and their respective successors and assigns.
     Section 26. Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature, facsimile or electronic means, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.
     Section 27. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Pledgors and the Collateral Agent with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between any Pledgor and the Collateral Agent relating to the subject matter hereof. This Agreement supplements the other Loan Documents and nothing in this Agreement shall be deemed to limit or supersede the rights granted to the Collateral Agent or the other Secured Parties in any other Loan Document. In the event of any inconsistencies between the provisions of this Agreement and the provisions of the Security Agreement relating to Pledged Collateral, the provisions of this Agreement relating to the Pledged Collateral shall govern.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGORS: MONEYGRAM INTERNATIONAL, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM PAYMENT SYSTEMS, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

MONEYGRAM OF NEW YORK LLC
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Pledge Agreement]

COLLATERAL AGENT: BANK OF AMERICA, N.A., as Collateral Agent for the benefit of the Secured Parties
By:	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director

[Signature Page to Pledge Agreement]

Exhibit A
to Pledge Agreement

					% of Issued
		Certificate	No.	Class of	Shares of such
Pledgor	Issuer	No.	of Shares	Shares	Class of Issuer

MoneyGram International, Inc.	MoneyGram Payment Systems Worldwide, Inc.	2	1	Common	100%

MoneyGram Payment Systems Worldwide, Inc.	MoneyGram Payment Systems, Inc.	2	1	Common	100%

MoneyGram Payment Systems, Inc.	MoneyGram of New York LLC	Uncertificated	N/A	N/A	100%

MoneyGram Payment Systems, Inc.	MoneyGram International Holdings Limited (UK)	3	65,000	Ordinary
					65%
MoneyGram Payment Systems, Inc.	MoneyGram International Holdings Limited (UK)	5	65	Ordinary

Exhibit B
to Pledge Agreement
Addendum to Pledge Agreement
     The undersigned, being a Pledgor pursuant to that certain Pledge Agreement dated as of May 18, 2011 (the “Pledge Agreement”) in favor of Bank of America, N.A., as Collateral Agent (“the Collateral Agent”), by executing this Addendum, hereby acknowledges that such Pledgor legally and beneficially owns Capital Stock as set forth below of _____________, a __________ [corporation] (“Corporation”). Capitalized terms used but not defined herein have the meanings given them in the Pledge Agreement. Such Pledgor hereby agrees and acknowledges that Corporation is an Issuer pursuant to the Pledge Agreement and the Shares (as hereinafter defined) shall be deemed Pledged Shares pursuant to the Pledge Agreement. Such Pledgor hereby represents and warrants to the Collateral Agent and the other Secured Parties that (i) all of the Capital Stock of Corporation now owned by such Pledgor (“Shares”), to the extent the same do not constitute Excluded Shares, is presently represented by the stock certificates listed below, which stock certificates, with undated stock powers duly executed in blank by such Pledgor, are being delivered to the Collateral Agent, simultaneously herewith, and (ii) after giving effect to this addendum, the representations and warranties set forth in Section 3 of the Pledge Agreement are true, complete and correct as of the date hereof (except to the extent such representations and warranties are stated to relate to an earlier date, in which case such representations and warranties shall have been made on and as of such earlier date).
Pledged Shares

% of Issued
		Certificate	No.	Class of	Shares of
Pledgor	Issuer	No.	of Shares	Shares	Class

     IN WITNESS WHEREOF, Pledgor has executed this Addendum this ____ day of ______________, 201__.

PLEDGOR:

By:
Its:

Exhibit C
to Pledge Agreement
Joinder to Pledge Agreement
The undersigned, ________________, a ______ _________, as of the __ day of _____, 20__, hereby joins in the execution of that certain Pledge Agreement dated as of May 18, 2011 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Pledge Agreement”) among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., MoneyGram Payment Systems, Inc., MoneyGram of New York, LLC and each other Person that becomes a Pledgor thereunder after the date and pursuant to the terms thereof, to and in favor of Bank of America, N.A., as the Collateral Agent. Capitalized terms used but not defined herein have the meanings given them in the Pledge Agreement. By executing this Joinder, the undersigned hereby agrees that it is a Pledgor thereunder and agrees to be bound by all of the terms and provisions of the Pledge Agreement.
The undersigned represents and warrants to the Collateral Agent and the other Secured Parties that the undersigned is the record and beneficial owner of, and has legal title to, the Capital Stock set forth below.
                                        , a

By:
Name:
Title:

Pledged Shares

% of Issued
		Certificate	No.	Class of	Shares of
Pledgor	Issuer	No.	of Shares	Shares	Class